Exhibit 8.2
                                               Opinion of Dewey Ballantine LLP
                                                     as to certain tax matters





                                                              January 24, 2000



GreenPoint Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 240
Larkspur, California 94939

                           Re:      GreenPoint Mortgage Securities Inc.
                                    Registration Statement on Form S-3
                                    -----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to GreenPoint Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of asset backed securities (the "Securities") in an aggregate principal amount of up to $762,687,624. As described in the Registration Statement, the Securities will be issued from time to time in series. Each series of Securities will be issued by a trust (each, a "Trust") formed by the Company pursuant to a (i) pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer, a seller and a trustee, (ii) a trust agreement (each, a "Trust Agreement") between a depositor and a trustee or (iii) an indenture (each, an "Indenture") between the related Trust and an indenture trustee. Each series of Securities issued by a Trust may include one or more classes of Securities. The Securities will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement, Trust Agreement and Indenture will be duly authorized by all necessary corporate action by the parties thereto for the related series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement, Trust Agreement or Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         We have advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary--Federal Tax Considerations" and "Federal Income Tax Consequences" in the prospectus supplement (the "Prospectus Supplement") and "Federal Income Tax Consequences" in the base prospectus (the Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus") relating to the Securities, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each series of Securities and the tax characteristics of the related Trust must be considered in determining the applicability of this opinion to a particular series of Securities and the related Trust. Therefore this opinion should not be relied upon for a particular series of Securities or the related Trust absent our express confirmation of our opinion for a particular series or Trust.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Company) under the heading "Legal Matters" in the Base Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                   Very truly yours,

                                                   /s/ Dewey Ballantine LLP